SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

GRAYMARK HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-50638	20-0180812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N. Robinson, Suite 920 Oklahoma City, Oklahoma 73102 (Address of principal executive offices)	73102 (Zip Code)

Registrant’s telephone number, including area code:  (405) 601-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into Material Definitive Agreement.

Subject to a number of conditions precedent, ApothecaryRx, LLC, one of our subsidiaries at Graymark Healthcare, Inc., entered in to the Asset Purchase Agreement with an effective date of January 3, 2008 with Rambo Pharmacy, Inc. and Norman Greenberg (the “Purchase Agreement”).  The Rambo Pharmacy is located at 144 East Leafland, Decatur, Illinois. Prior to execution of the Purchase Agreement, Rambo Pharmacy, Inc. and Norman Greenberg did not have a material relationship with ApothecaryRx or us.

On January 17, 3008, ApothecaryRx completed the purchase of the assets of Rambo Pharmacy that comprised its pharmacy business, excluding cash and certain other current assets and the building and real property at which the Rambo Pharmacy is located (the “Pharmacy Business”).  ApothecaryRx agreed to pay a “based price” of $2,200,000 plus the inventory merchandise cost and certain accounts receivable that resulted in a total purchase price $2,558,564.  At closing, $1,538, 349 of the asset purchase price was paid to Rambo Pharmacy, Inc.   The balance of the asset purchase price is payable as follows:

Goodwill Protection Agreement – $220,000 of the asset purchase price is payable to Mr. Greenberg pursuant to the Goodwill Protection Agreement executed at the closing, as discussed below.

Promissory Note – $800,215 of the asset purchase price is evidenced by a promissory note payable to Rambo Pharmacy executed and delivered at the closing.  The outstanding principal amount of the promissory note bears interest at a 7% rate per diem.  The principal balance of this note plus accrued interest thereon is payable in an annual installment on January 15, 2009 of $304,923.15, followed by semi-annual installments commencing on July 15, 2009 and  on the 15th day of each following January and July through January 15, 2011 (the “Maturity Date) of $150,218.85. This note is secured by the assets comprising the Pharmacy Business acquired pursuant to the Purchase Agreement, the Lease Agreement executed at closing and certain intangible assets.

As part and condition of the closing of the Purchase Agreement, ApothecaryRx also entered into the Lease Agreement with Rambo Pharmacy, Inc. dated January 12, 2008, the Employment Agreement with Aric Greenberg dated January 17, 2008, and the Transition Agreement with Rambo Pharmacy, Inc. and Norman Greenberg dated 17, 2008.

Goodwill Protection Agreement

The purpose of the Goodwill Protection Agreement is to protect the goodwill purchased as part of the Pharmacy Business assets.  Under the terms of this agreement, ApothecaryRx agreed to pay Mr. Greenberg $220,000 in 60 monthly payments of $4,352 that include accrued interest at the rate of 7% per annum commencing February 1, 2008 through January 1, 2013.  Mr. Greenberg agreed for a period of five years ending January 17, 2013 that he and his affiliates and any person receiving a portion of the purchase price of the Pharmacy Business under the Purchase Agreement will not  undertake any plan, program or effort designed or intended to, directly or  indirectly, contract or provide, solicit or offer to prepare, dispense or sell at retail any pharmacy, prescription or over the  counter drugs or pharmaceuticals (the  “Pharmacy Services”) to any person and the family members of any person, or  any entity and the affiliates of any entity, who acquired Pharmacy Services within the past five years from Rambo Pharmacy, Inc.  Furthermore, Mr. Greenberg and his parents, subsidiaries, affiliates and shareholders and any person receiving a portion of the purchase price under the Purchase Agreement will not, directly or indirectly, conduct any  Pharmacy Business within 20 miles of the location of the Pharmacy Business.

Lease Agreement

Pursuant to the Lease Agreement, ApothecaryRx agreed to lease the Rambo Pharmacy location for the 10 years ending on January 12, 2018 and the payment of $3,500 per month rent and insurance, property taxes and costs of maintenance and alterations to the leased premises.  In the event of default under this lease by ApothecaryRx, Rambo Pharmacy, Inc. will have the right to terminate this lease.

Employment Agreement

ApothecaryRx entered into the Employment Agreement with Aric Greenberg to manage the Rambo Pharmacy for an initial term of three months and continuing thereafter subject to 30 days’ prior notice of termination.  Pursuant to this agreement, Mr. Greenberg is entitled to receive compensation at the bi-weekly rate of $4,615.38 for full-time work in the first month and  the bi-weekly rate of $2,307.69 for half-time work in the second and third months.

Mr. Greenberg agreed not to disclose to any person other than ApothecaryRx’s pharmacists or legal counsel or use for any purpose, other than the  performance of his agreement, any information, data or material (regardless of form) which is (a) a trade secret, (b) provided, disclosed or delivered to him by ApothecaryRx, any officer, director, pharmacist, agent, attorney, accountant, consultant or other person or entity employed by ApothecaryRx in any capacity, any customer,  borrower or business associate of ApothecaryRx or any public authority having jurisdiction over ApothecaryRx of any business activity conducted ApothecaryRx; or (c) produced, developed, obtained or prepared by or on behalf of Mr. Greenberg or ApothecaryRx with respect to ApothecaryRx  or any assets, pharmacy business prospects, business activities, officers, directors, pharmacists, borrowers or customers of the foregoing.

During the year following his employment termination, Mr. Greenberg agreed, in connection with any aspect of a pharmacy business, as follows:

•                  Not to recruit, hire, assist others  in recruiting or hiring, discuss employment with or refer to others for employment any person who at that time is or, during the 12 months prior to his termination, was an employee of ApothecaryRx or any of its affiliates; or

•                  Not to solicit the customers, acquisition prospects, suppliers, dealers, or independent salespersons of ApothecaryRx or any of its affiliates or induce or attempt to induce any  such customer, acquisition prospect, supplier, dealer or independent salesperson  to discontinue their relationship with ApothecaryRx or any its affiliates.

Any dispute or controversy arising out or relating to Mr. Greenberg’s employment or employment termination that cannot be resolved by agreement will be submitted to binding arbitration before a single arbitrator in accordance with the Rules for Commercial Cases of the American Arbitration Association.  The arbitrator’s judgment will be final and binding, subject solely to challenge on the grounds of fraud or gross misconduct. The arbitrator is not empowered to award total  damages (including compensatory damages) that exceed 300% of compensatory damages, except in limited circumstances.  The arbitration proceedings will be the sole and exclusive remedies and procedures for the resolution of disputes and controversies; however, a preliminary injunction or other provisional judicial relief may be sought if deemed reasonably necessary to avoid irreparable damage or to preserve the status quo pending arbitration.

Transition Agreement

ApothecaryRx entered into the Transition Agreement (and Power of Attorney) with Rambo Pharmacy, Inc. and Norman Greenberg to foster a smooth transition of the Pharmacy Business from them to ApothecaryRx, and to allow ApothecaryRx to use the state and federal licenses of Rambo Pharmacy, Inc. and Norman Greenberg to operate the Pharmacy Business for  a short period of time following the closing.  Apothecary’s right to use the licenses of Rambo Pharmacy, Inc. and Mr. Greenberg will  terminate upon the written notice of the earlier of (a) the issuance to ApothecaryRx of the same types of permits, licenses, registrations or certifications as the licenses of Rambo Pharmacy, Inc. and Mr. Greenberg;

 or (b) March 17, 2008; provided, in the event ApothecaryRx has not obtained the licenses within the required time period, the term of  this agreement and the Power of Attorney will be extended by 20 days in the event (i) Apothecary has not breached and is not in default of the terms of this agreement, the Purchase Agreement or any document executed in connection with the Purchase Agreement, and (ii) ApothecaryRx is actively seeking and using  best efforts to obtain the licenses as promptly as possible.

ApothecaryRx agreed to indemnify and hold harmless Rambo Pharmacy, Inc. and Mr. Greenberg and their partners, employees, agents and affiliated entities for any loss, damage, claim, liability, debt, obligation or expense (including reasonable legal fees and  expenses of litigation)  suffered, sustained or become subject to, as a result of (a) any actions or omissions of ApothecaryRx or any of its employees, agents, representatives or other personnel related to the Pharmacy Business  and the licenses occurring after January 17, 2008; or (b) ApothecaryRx’s use of the licenses held by Rambo Pharmacy, Inc. or Mr. Greenberg.

Item 2.01                     Completion of Acquisition or Disposition of Assets.

On January 17, 2008, we closed our acquisition of the Pharmacy Business of Rambo Pharmacy, Inc. and Norman Greenberg pursuant to the Asset Purchase Agreement (see Item 1.01  Entry into a Material Definitive Agreement, above).

Item 7.01                     Regulation FD Disclosure.

On January 17, 2008, we issued a press release announcing the acquisition of the Pharmacy Business of Rambo Pharmacy, Inc. and Norman Greenberg.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

We have not completed our determination of whether we are required to file audited financial statements for the Pharmacy Business acquired from Rambo Pharmacy, Inc. and Norman Greenberg.  Upon completion of this determination and we are required to filed the audited financial statements, we will provide them by amendment of this report on or before March 28, 2008.

(b)  Pro Forma Financial Information.

We have not completed our determination of whether we are required to file pro forma financial statements for the Pharmacy Business acquired from Rambo Pharmacy, Inc. and Norman Greenberg.  Upon completion of this determination and we are required to filed the pro forma financial statements, we will provide them by amendment of this report on or before March 28, 2008.

(d) Exhibits.

10.1	Asset Purchase Agreement among ApothecaryRx, LLC, Rambo Pharmacy, Inc. and Norman Greenberg, dated January 3, 2008.

10.2	Goodwill Protection Agreement among ApothecaryRx, LLC, Rambo Pharmacy, Inc. and Norman Greenberg, dated January 12, 2008.

10.3	Employment Agreement between ApothecaryRx, LLC and Aric Greenberg, dated January 17, 2008.

10.4	Transition Agreement among ApothecaryRx, LLC, Rambo Pharmacy, Inc. and Norman Greenberg, dated January 17, 2008.

10.5	Lease Agreement between ApothecaryRx, LLC and Rambo Pharmacy, Inc., dated January 12, 2008.

99.1	Press Release issued January 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK HEALTHCARE, INC.
(Registrant)

By:	/S/JOHN SIMONELLI
John Simonelli, Chief Executive Officer
Date: January 29, 2008